UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, the registrant held its annual meeting of stockholders. The five matters presented to the stockholders at the annual meeting were (1) the election of six directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2013, (3) the approval of the amended and restated Annual Performance Bonus Plan, (4) the approval of the amended and restated Stock Incentive Plan, and (5) an advisory vote to approve executive compensation.

The vote for directors was as follows:

Nominee	Shares For	Shares withheld	Broker Non-Votes
Andrew S. Berwick, Jr	111,055,745	2,643,968	11,483,058
Harold M. Messmer, Jr.	108,667,367	5,032,346	11,483,058
Barbara J. Novogradac	113,297,766	401,947	11,483,058
Robert J. Pace	113,221,201	478,512	11,483,058
Frederick A. Richman	112,512,873	1,186,840	11,483,058
M. Keith Waddell	99,225,653	14,474,060	11,483,058

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2013 was approved by the following vote:

For	123,805,653
Against	1,309,210
Abstain	67,908
Broker Non-Votes	0

The proposal to approve the amended and restated Annual Performance Bonus Plan was approved by the following vote:

For	108,878,383
Against	4,689,474
Abstain	131,632
Broker Non-Votes	11,483,282

The proposal to approve the amended and restated Stock Incentive Plan was approved by the following vote:

For	110,079,775
Against	3,151,173
Abstain	468,541
Broker Non-Votes	11,483,282

The advisory resolution to approve executive compensation was approved by the following vote:

For	108,159,912
Against	5,388,513
Abstain	151,064
Broker Non-Votes	11,483,282

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Amended and Restated Annual Performance Bonus Plan.

99.2	Amended and Restated Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 24, 2013	By:	/s/ STEVEN KAREL
	Name:	Steven Karel
	Title:	Executive Vice President and Secretary